Exhibit 99.1

Contact:	SonoSite:
	Anne Bugge	(425) 951-1378

EMC Communications:
	Brad Miles	(212) 477-9007, ext. 17
	Dan Budwick	(212) 477-9007, ext. 14

EVC Group:
	Doug Sherk	(415) 652-9100

SONOSITE LAUNCHES MICROMAXX TO HOSPITALS AND
PHYSICIANS WORLDWIDE

-Revolutionary Combination of Cost, Performance and Size Promises to Bring
Benefits of Ultrasound to More Doctors and Patients
-Customer Shipments to begin in June

BOTHELL, WA --April 18, 2005 -- SonoSite, Inc. (Nasdaq: SONO), the world leader in hand-carried ultrasound, today announced the worldwide launch of its MicroMaxx (TM) ultrasound system, the company’s third generation hand-carried product. The MicroMaxx system, at less than eight pounds and the size of a laptop computer, delivers image resolution and performance comparable to costly, conventional cart-based ultrasound systems weighing over 200 pounds.  This unprecedented power in a hand-carried configuration provides caregivers with unmatched flexibility and efficiency in utilizing ultrasound in both hospital and office-based settings.

“The MicroMaxx represents the technology crossover point between hand-carried and cart-based systems,” said Kevin M. Goodwin, President and CEO of SonoSite.  “With this new combination of performance and portability, the MicroMaxx system addresses traditional ultrasound markets such as radiology and cardiology, while further expanding ultrasound’s utility in areas such as emergency medicine, anesthesiology and surgery.  Use of the MicroMaxx system promises to benefit patients by delivering high performance ultrasound at less cost meaning more accurate diagnoses and the initiation of treatment more quickly.”

As the market leader in hand-carried ultrasound, SonoSite has developed user-friendly, technologically advanced products designed from the ground-up, not adapted from existing technologies.  The Company’s proprietary Chip Fusion (TM) technology integrates digital signal processing and multiple ultrasound functions into a custom ASIC (Application Specific Integrated Circuit) microchip, resulting in high performance in a less costly, powerful hand-carried unit.

The MicroMaxx system and its transducers are designed to withstand real-world use, including being dropped onto a hard surface and continuing to function. SonoSite’s proven history of durability and reliability, and the high level of integration of its third generation ASICs has resulted in another industry first—the MicroMaxx system comes with a standard five-year warranty, significantly reducing the cost of owning advanced imaging equipment in any user setting.

“The MicroMaxx hand-carried ultrasound system is a major step forward in patient care,” said Catherine M. Otto, MD, Professor of Medicine and Director, Cardiology Fellowship Programs, University of Washington School of Medicine in Seattle.  “The image resolution and color Doppler are superb and something I did not expect to find in a hand-carried unit.  The MicroMaxx is easy to use with simple, clear controls.  Getting comfortable with this sophisticated instrument took me less than 10 minutes.

Hand-carried echocardiography has become central in my clinical practice for making and confirming diagnostic decisions.”

In addition to traditional market segments for ultrasound such as radiology, cardiology and vascular imaging, high performance hand-carried products like MicroMaxx and SonoSite’s earlier generation product, the TITAN (TM) system, are increasing the use of ultrasound in newer applications, including emergency medicine, anesthesiology, general and specialized surgery.

A Major Technology Advance

Through its proprietary Chip Fusion technology, SonoSite has achieved the integration of multiple, complex ultrasound functions onto a single ASIC, thereby dramatically reducing space, weight and power requirements while offering high resolution imaging. In the MicroMaxx system, a 128-channel beamformer, the complex front end of an ultrasound system, is integrated into four proprietary postage stamp-sized ASIC chips, something typically requiring several circuit boards in the larger systems.  Additionally, the MicroMaxx system is ready for scanning in seconds and can operate on battery power for up to four hours.

“This is a major development for the field of medical imaging,” said Jacques Souquet, Ph.D., a member of SonoSite’s Board of Directors and an early visionary in hand-carried ultrasound. “I have always believed that once the quality of hand-carried ultrasound imaging was equivalent to the images in cart-based systems, it could radically change how hospitals and physicians manage, utilize and expand ultrasound imaging. I believe that MicroMaxx opens a new era in ultrasound.”

The new broadband digital beamformer supports extended bandwidth transducers for scanning in a wide range of clinical applications. New transducers being introduced with the MicroMaxx system include:

     -  the HFL 38 /13-6 transducer for breast, small parts, vascular, IMT and nerve imaging;

     -  the P17/5-1 transducer for abdominal, cardiac and obstetrical scanning;

     -  the C60e/5-2 transducer for abdominal, obstetrical and gynecological scanning; and

     -  the TEE/8-3 transducer for transesophageal echocardiography scanning.

The MicroMaxx system also offers the option of embedded SonoCalc (TM) IMT software for the early detection and management of cardiovascular disease.  IMT, or Intima Media Thickness, refers to the measurement of the interior lining of the common carotid artery. This effective measurement can detect sub-clinical atherosclerosis (very early stages of disease), long before any significant atherosclerotic plaque accumulates.

Leadership in Hand-Carried Ultrasound

SonoSite began as a division of ATL Ultrasound and was spun off as a public company in 1998 to create hand-carried ultrasound devices. Today the Company is one of the fastest growing medical technology companies in the United States with revenues growing 37% in 2004 to approximately $116 million.  It is the leader in hand-carried ultrasound with an installed base of 20,000 units and a 60% market share worldwide.  In a recent independently conducted survey, customers gave the Company’s products an overall satisfaction rating of 97% based on image quality, ease of use, durability, reliability and ergonomic transducer design.  Since shipping its first products in 1999, SonoSite ultrasound devices are increasingly being used in and for procedures where physicians need inexpensive, non-radiating imaging for diverse applications such as real time assessment in emergency situations, guiding biopsies and nerve blocks as well as for full diagnostic examinations.

  “We will be introducing the MicroMaxx system in launch events to be held across the United States, Canada, Europe and Asia over the next several weeks,” Goodwin said.  “We plan to begin customer shipments in mid-June and remain confident in our financial outlook for 2005.”

About SonoSite

SonoSite, Inc. (www.sonosite.com) is the innovator and world leader in hand carried ultrasound, with an installed base of more than 20,000 systems.  The Company, headquartered near Seattle, Washington, is represented by subsidiaries and a global network in over 75 countries.  Approximately half of its revenues are generated from international markets.  SonoSite's small, lightweight systems are expanding the use of ultrasound across the clinical spectrum by cost-effectively bringing high performance ultrasound to the point of patient care.  The Company employs approximately 400 people worldwide.

Forward-looking Information and the Private Litigation Reform Act of 1995

Certain statements in this press release relating to the market acceptance of our products, possible future sales relating to expected orders, and our future financial position and operating results are "forward-looking statements" for the purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the opinions and estimates of our management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. These statements are not guaranties of future performance and are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions. Factors that could affect the rate and extent of market acceptance of our products, the receipt of expected orders, and our financial performance include our ability to successfully market and sell our new third generation technology, our ability to accurately forecast customer demand for our products, our ability to manufacture and ship our systems in a timely manner to meet customer demand, timely receipts of regulatory approvals to market and sell our products, the outcome of pending litigation and expenses associated with such litigation, the willingness of healthcare providers who do not currently use ultrasound to use ultrasound, the extent to which healthcare insurers reimburse providers for ultrasound procedures, regulatory changes in various national health care markets, constraints in government and public health spending, the ability of our distribution partners to market and sell our products, as well as other factors described under the heading, "Important Factors that May Affect Our Business, Our Results of Operations and Our Stock Price," included in our latest periodic report filed with the Securities and Exchange Commission. We caution readers not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. We undertake no obligation to publicly revise any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.